Exhibit 32.1

CERTIFICATION PURSUANT TO 78 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report oz Judo Capital Corp. (the "Company") on Form 10-Q/A for the three months ended March 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the "report"), I, Craig Burton, Principal Executive Officer of the Company, cervify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.The Report fully complies with the requirements of Seccion 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 4th day of May 2020.

/S/Craig Burton

Craig Burton

Certification of Principal Executive Officer

A signed original of this written statement required by Section 906 of the Slrbanes-Oxley Act of 2002 ("Section 906"), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statemevt required by Section 906, has been provided to Judo Capital Corp., and will be retained Judo Capital Corp. and furnished to the Securaties and Exchange Commission or its staff upon request.